UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2023

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2023, Nocera, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) therein stating that due to the resignation of Yih-Yu (“Grace”) Lei from the Company’s Audit Committee of the Board of Directors (“Board”), the Company no longer complies with Nasdaq’s audit committee requirement as set forth in Listing Rule 5605.

As previously reported by the Company on a Current Report on Form 8-K filed with the Securities Exchange Commission on July 28, 2023, Ms. Lei resigned as a member of the Board on July 27, 2023. Ms. Lei also served as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Lei’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to Nasdaq Listing Rule 5605(c)(2)(A), a listed company must have an audit committee of at least three members, each of whom must be an Independent Director as defined under Nasdaq Listing Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act). With Ms. Lei’s resignation from the Board and committees, the Company’s Audit Committee is currently comprised of only two members, Thomas A. Steele and Hui-Ying Zhuang, each of whom meets the independent requirements set forth in Nasdaq Rule 5605(a)(2) and Rule 10-A3(b)(1) of the Exchange Act.

To regain compliance, the Board must appoint an independent director to fill the vacancy on the Audit Committee resulting from Ms. Lei’s resignation. Per the Staff’s letter and consistent with Nasdaq Listing Rule 5605(c)(4), the Company is required to evidence its compliance with Listing Rule 5605 no later than January 23, 2024 (the “Compliance Period”). In the event the Company does not regain compliance by the Compliance Period, Nasdaq rules require the Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company is currently interviewing and evaluating candidates to serve on the Board and the Audit Committee. The notice from Nasdaq has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to be listed on The Nasdaq Capital Market under the symbol “NCRA.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: August 3, 2023	By: /s/ Shun-Chih (Jimmy) Chuang
Name: Shun-Chih (Jimmy) Chuang
Title: Chief Financial Officer

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